                                 AMENDMENT NO. 1

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

      This Amendment dated as of October 15, 2004, amends the Master Investment Advisory Agreement (the "Agreement"), dated November 25, 2003, between AIM International Mutual Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                  WITNESSETH:

      WHEREAS, the parties desire to amend the Agreement to rename each INVESCO Fund by replacing "INVESCO" with "AIM";

      NOW, THEREFORE, the parties agree as follows;

      1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "Appendix A
                            FUNDS AND EFFECTIVE DATES

         NAME OF FUND                     EFFECTIVE DATE OF ADVISORY AGREEMENT
         ------------                     ------------------------------------
AIM Asia Pacific Growth Fund                        November 25, 2003

AIM European Growth Fund                            November 25, 2003

AIM Global Aggressive Growth Fund                   November 25, 2003

AIM Global Growth Fund                              November 25, 2003

AIM International Core Equity Fund                  November 25, 2003

AIM International Growth Fund                       November 25, 2003

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

      The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                          AIM ASIA PACIFIC GROWTH FUND
                            AIM EUROPEAN GROWTH FUND

NET ASSETS                    ANNUAL RATE
----------                    -----------
First $500 million ......        0.95%
Over $500 million .......        0.90%

                        AIM GLOBAL AGGRESSIVE GROWTH FUND

NET ASSETS                    ANNUAL RATE
----------                    -----------
First $1 billion.........        0.90
Over $1 billion..........        0.85%

                             AIM GLOBAL GROWTH FUND

NET ASSETS                    ANNUAL RATE
----------                    -----------
First $1 billion.........        0.85%
Over $1 billion..........        0.80%

                       AIM INTERNATIONAL CORE EQUITY FUND

NET ASSETS                    ANNUAL RATE
----------                    -----------
First $500 million.......         0.75%
Next $500 million........         0.65%
From $1 billion..........         0.55%
From $2 billion..........         0.45%
From $4 billion..........         0.40%
From $6 billion..........         0.375%
From $8 billion..........         0.35%

                          AIM INTERNATIONAL GROWTH FUND

NET ASSETS                    ANNUAL RATE
----------                    -----------
First $1 billion.........        0.95%
Over $1 billion..........        0.90%"

      2 In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                                  AIM INTERNATIONAL MUTUAL FUNDS

Attest: /s/ Lisa Moss                             By: /s/ Robert H. Graham
       ---------------------------                   ---------------------------
        Assistant Secretary                           Robert H. Graham
                                                      President

(SEAL)

                                                  AIM ADVISORS, INC.

Attest: /s/ Lisa Moss                             By: /s/ Mark H. Williamson
        --------------------------                    --------------------------
        Assistant Secretary                           Mark H. Williamson
                                                      President
(SEAL)

                                       3